NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 1, 2018

THIRD QUARTER 2018 OPERATING RESULTS AND 2019 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 1, 2018 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2018. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues	$155,331	$147,705	$463,683	$434,686

Net earnings available to common stockholders	$73,450	$52,538	$230,140	$153,606
Net earnings per common share	$0.47	$0.35	$1.48	$1.03

FFO available to common stockholders	$105,134	$97,760	$312,847	$263,911
FFO per common share	$0.67	$0.65	$2.02	$1.78

Core FFO available to common stockholders	$105,356	$97,985	$313,590	$281,532
Core FFO per common share	$0.67	$0.65	$2.02	$1.90

AFFO available to common stockholders	$106,997	$97,934	$315,180	$283,391
AFFO per common share	$0.68	$0.65	$2.03	$1.91

Third Quarter 2018 Highlights:

•	FFO and Core FFO per common share increased 3.1% over prior year results

•	AFFO per common share increased 4.6% over prior year results

•	Portfolio occupancy was 98.7% at September 30, 2018 as compared to 98.5% on June 30, 2018 and 99.2% on March 31, 2018

•	Invested $78.6 million in property investments, including the acquisition of 18 properties with an aggregate 529,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 18 properties for $37.6 million producing $14.3 million of gains on sales

•	Raised $87.2 million net proceeds from the issuance of 1,940,583 common shares

•	Issued $400 million principal amount of 4.30% senior unsecured notes due 2028 generating net proceeds of $393.5 million

•	Issued $300 million principal amount of 4.80% senior unsecured notes due 2048 generating net proceeds of $292.4 million

Highlights for the nine months ended September 30, 2018:

•	FFO per share increased 13.5% over prior year results

•	Core FFO and AFFO per share increased 6.3% over prior year results

•	Invested $396.1 million in property investments, including the acquisition of 129 properties with an aggregate 1,265,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 46 properties for $121.1 million producing $57.1 million of gains on sales

•	Raised $903.6 million of new long-term capital at attractive pricing

•	Raised $217.7 million in net proceeds from the issuance of 5,122,044 common shares

•	Raised $393.5 million in net proceeds from the issuance of 4.30% senior unsecured notes due 2028

•	Raised $292.4 million in net proceeds from the issuance of 4.80% senior unsecured notes due 2048

Core FFO guidance mid-point for 2018 was increased from a range of $2.62 to $2.66 to a range of $2.64 to $2.66 per share. The 2018 AFFO is estimated to be $2.66 to $2.68 per share. The Core FFO guidance equates to net earnings of $1.53 to $1.55 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments, retirement severance costs and $18.2 million make-whole charge in connection with redeeming $300 million of 5.50% notes due 2021. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2019 Core FFO guidance of $2.71 to $2.76 per share and estimated 2019 AFFO to be $2.76 to $2.81 per share. The Core FFO guidance equates to net earnings of $1.60 to $1.65 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments and retirement severance costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties continued its consistent performance in the third quarter. Our ability to access almost $800M of long-term capital at very attractive pricing positions us well to address future opportunities and challenges. We are pleased to raise the mid-point of our guidance for 2018 and to introduce 2019 guidance, which reflects our strategic focus on consistently growing per share results on a multi-year basis.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2018, the company owned 2,847 properties in 48 states with a gross leasable area of approximately 29.7 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 1, 2018, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter and nine months ended September 30, 2018. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Income Statement Summary

Revenues:
Rental and earned income	$150,944	$143,856	$450,930	$422,895
Real estate expense reimbursement from tenants	3,712	3,614	11,640	11,174
Interest and other income from real estate transactions	675	235	1,113	617
	155,331	147,705	463,683	434,686

Operating expenses:
General and administrative	8,543	7,354	25,980	25,093
Real estate	5,759	5,553	17,449	16,640
Depreciation and amortization	42,479	48,409	130,280	129,878
Impairment losses – real estate and other charges, net of recoveries	3,635	80	9,718	1,247
Retirement severance costs	222	225	743	7,653
	60,638	61,621	184,170	180,511

Other expenses (revenues):
Interest and other income	(195)	(64)	(258)	(239)
Interest expense	27,194	28,204	80,906	82,092
	26,999	28,140	80,648	81,853

Earnings before gain on disposition of real estate	67,694	57,944	198,865	172,322

Gain on disposition of real estate	14,348	3,185	57,050	20,864

Earnings including noncontrolling interests	82,042	61,129	255,915	193,186

Earnings attributable to noncontrolling interests	(10)	(9)	(29)	(381)

Net earnings attributable to NNN	82,032	61,120	255,886	192,805
Series D preferred stock dividends	—	—	—	(3,598)
Series E preferred stock dividends	(4,097)	(4,097)	(12,291)	(12,291)
Series F preferred stock dividends	(4,485)	(4,485)	(13,455)	(13,455)
Excess of redemption value over carrying value of Series D preferred shares redeemed	—	—	—	(9,855)
Net earnings available to common stockholders	$73,450	$52,538	$230,140	$153,606

Weighted average common shares outstanding:
Basic	156,853	149,341	154,582	148,223
Diluted	157,286	149,668	155,008	148,526

Net earnings per share available to common stockholders:
Basic	$0.47	$0.35	$1.49	$1.03
Diluted	$0.47	$0.35	$1.48	$1.03

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$73,450	$52,538	$230,140	$153,606
Real estate depreciation and amortization	42,397	48,329	130,039	129,640
Gain on disposition of real estate	(14,348)	(3,185)	(57,050)	(20,467)
Impairment losses – depreciable real estate, net of recoveries	3,635	78	9,718	1,132
Total FFO adjustments	31,684	45,222	82,707	110,305
FFO available to common stockholders	$105,134	$97,760	$312,847	$263,911

FFO per common share:
Basic	$0.67	$0.65	$2.02	$1.78
Diluted	$0.67	$0.65	$2.02	$1.78

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$73,450	$52,538	$230,140	$153,606
Total FFO adjustments	31,684	45,222	82,707	110,305
FFO available to common stockholders	105,134	97,760	312,847	263,911

Excess of redemption value over carrying value of preferred share redemption	—	—	—	9,855
Impairment losses – non-depreciable real estate	—	—	—	113
Retirement severance costs	222	225	743	7,653
Total Core FFO adjustments	222	225	743	17,621
Core FFO available to common stockholders	$105,356	$97,985	$313,590	$281,532

Core FFO per common share:
Basic	$0.67	$0.66	$2.03	$1.90
Diluted	$0.67	$0.65	$2.02	$1.90

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$73,450	$52,538	$230,140	$153,606
Total FFO adjustments	31,684	45,222	82,707	110,305
Total Core FFO adjustments	222	225	743	17,621
Core FFO available to common stockholders	105,356	97,985	313,590	281,532

Straight line accrued rent	59	(295)	(871)	(1,199)
Net capital lease rent adjustment	192	218	655	661
Below-market rent amortization	(219)	(1,355)	(2,334)	(2,696)
Stock based compensation expense	2,205	1,962	6,640	6,787
Capitalized interest expense	(596)	(581)	(2,500)	(1,694)
Total AFFO adjustments	1,641	(51)	1,590	1,859
AFFO available to common stockholders	$106,997	$97,934	$315,180	$283,391

AFFO per common share:
Basic	$0.68	$0.66	$2.04	$1.91
Diluted	$0.68	$0.65	$2.03	$1.91

Other Information:
Percentage rent	$284	$239	$1,018	$985
Amortization of debt costs	$913	$884	$2,695	$2,611
Scheduled debt principal amortization (excluding maturities)	$134	$127	$400	$379
Non-real estate depreciation expense	$84	$82	$249	$246

Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

	2018 Guidance	2019 Guidance
Net earnings per common share excluding any gains on sale of real estate, impairment charges, retirement severance costs or 2021 note redemption charge	$1.53 - $1.55 per share	$1.60 - $1.65 per share
Real estate depreciation and amortization per share	$1.11 per share	$1.11 per share
Core FFO per share	$2.64 - $2.66 per share	$2.71 - $2.76 per share
AFFO per share	$2.66 - $2.68 per share	$2.76 - $2.81 per share
G&A expenses (excluding retirement severance costs)	$34.0 - $34.5 Million	$35.5 - $36.5 Million
Real estate expenses, net of tenant reimbursements	$8.0 - $8.5 Million	$8.5 - $9.0 Million
Acquisition volume	$600 - $700 Million	$550 - $650 Million
Disposition volume	$120 - $140 Million	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2018	December 31, 2017
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$6,624,165	$6,426,602
Accounted for using the direct financing method	8,688	9,650
Real estate held for sale	3,309	6,409
Cash and cash equivalents	607,672	1,364
Receivables, net of allowance	2,171	4,317
Accrued rental income, net of allowance	25,687	25,916
Debt costs, net of accumulated amortization	4,426	5,380
Other assets	82,605	80,896
Total assets	$7,358,723	$6,560,534

Liabilities:
Line of credit payable	$—	$120,500
Mortgages payable, including unamortized premium and net of unamortized debt cost	12,849	13,300
Notes payable, net of unamortized discount and unamortized debt costs	3,135,311	2,446,407
Accrued interest payable	35,298	20,311
Other liabilities	98,045	119,106
Total liabilities	3,281,503	2,719,624

Stockholders' equity of NNN	4,076,874	3,840,593
Noncontrolling interests	346	317
Total equity	4,077,220	3,840,910

Total liabilities and equity	$7,358,723	$6,560,534

Common shares outstanding	158,933	153,577

Gross leasable area, Property Portfolio (square feet)	29,739	29,093

National Retail Properties, Inc. Debt Summary As of September 30, 2018 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	2.815%	January 2022

Unsecured notes payable:
2021	300,000	298,560	5.500%	5.689%	July 2021
2022	325,000	322,775	3.800%	3.985%	October 2022
2023	350,000	348,714	3.300%	3.388%	April 2023
2024	350,000	349,566	3.900%	3.924%	June 2024
2025	400,000	399,279	4.000%	4.029%	November 2025
2026	350,000	346,733	3.600%	3.733%	December 2026
2027	400,000	398,515	3.500%	3.548%	October 2027
2028	400,000	397,161	4.300%	4.388%	October 2028
2048	300,000	295,763	4.800%	4.890%	October 2048
Total	3,175,000	3,157,066

Total unsecured debt(1)	$3,175,000	$3,157,066

Debt costs		(29,707)
Accumulated amortization		7,952
Debt costs, net of accumulated amortization		(21,755)
Notes payable, net of unamortized discount and unamortized debt costs		$3,135,311
(1)  Unsecured notes payable have a weighted average interest rate of 4.1% and a weighted average maturity of 9.0 years.
      Pro forma impact for the October 19, 2018 redemption of $300 million of the 5.500% notes due 2021 results in a weighted average interest rate of 4.0% and a weighted average maturity of 9.6 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	12,927	5.2%	July 2023

Debt costs	(147)
Accumulated amortization	69
Debt costs, net of accumulated amortization	(78)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$12,849
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2018(1)	2017(2)
1.	Convenience stores	18.5%	18.3%
2.	Restaurants – full service	11.8%	11.8%
3.	Restaurants – limited service	7.8%	7.9%
4.	Automotive service	7.6%	7.0%
5.	Family entertainment centers	7.0%	6.4%
6.	Health and fitness	5.6%	5.6%
7.	Theaters	5.1%	4.8%
8.	Automotive parts	3.5%	3.7%
9.	Recreational vehicle dealers, parts and accessories	3.0%	3.4%
10.	Wholesale clubs	2.4%	2.3%
11.	Medical service providers	2.3%	2.5%
12.	Home improvement	2.2%	1.9%
13.	Equipment rental	1.9%	0.7%
14.	Drug stores	1.8%	2.1%
15.	Furniture	1.8%	1.9%
16.	General merchandise	1.8%	1.9%
17.	Bank	1.7%	2.6%
18.	Travel plazas	1.7%	1.9%
19.	Consumer electronics	1.7%	1.9%
20.	Home furnishings	1.5%	1.6%
	Other	9.3%	9.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.9%	6.	Georgia	4.6%
2.	Florida	8.9%	7.	Tennessee	4.0%
3.	Ohio	5.7%	8.	Indiana	3.8%
4.	Illinois	5.2%	9.	Virginia	3.8%
5.	North Carolina	4.7%	10.	Alabama	3.1%
	(1) Based on the annualized base rent for all leases in place as of September 30, 2018.
	(2) Based on the annualized base rent for all leases in place as of September 30, 2017.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.5%
Mister Car Wash	96	4.0%
LA Fitness	30	4.0%
Camping World	40	3.9%
GPM Investments (Convenience Stores)	151	3.7%
AMC Theatre	20	3.3%
Couche Tard (Pantry)	85	3.1%
Bell American (Taco Bell)	116	2.6%
Sunoco	61	2.5%
BJ's Wholesale Club	9	2.4%
Chuck E. Cheese's	53	2.3%
Frisch's Restaurant	74	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2018	0.3%	13	277,000	2024	2.5%	60	1,012,000
2019	2.1%	62	862,000	2025	4.6%	130	1,136,000
2020	3.1%	115	1,492,000	2026	5.3%	181	1,838,000
2021	3.9%	121	1,303,000	2027	8.1%	192	2,665,000
2022	6.1%	123	1,649,000	2028	5.2%	166	1,248,000
2023	3.0%	114	1,446,000	Thereafter	55.8%	1,528	14,368,000

(1)	Based on the annual base rent of $609,744,000, which is the annualized base rent for all leases in place as of September 30, 2018.

(2)	As of September 30, 2018, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.